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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Objective Communications, Inc. (a development stage enterprise) on Form S-8 (registration of shares under the Company's 1994 Stock Option Plan) of our report dated February 20, 1998, which includes an explanatory paragraph on the Company's ability to continue as a going concern, on our audits of the financial statements of Objective Communications, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 and for the period October 5, 1993 (date of inception) to December 31, 1997, which report is included in Objective Communications, Inc. Annual Report on Form 10-KSB.


                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 8, 1998